Exhibit 99.3

THE YUCAIPA COMPANIES, LLC

9130 WEST SUNSET BLVD.

LOS ANGELES, CA  90069

May 13, 2007

Source Interlink Companies
27500 Riverview Center Blvd.
Bonita Springs, Florida 34134

Ladies and Gentlemen:

We are pleased to provide you with this commitment in connection with your contemplated purchase of PRIMEDIA Enthusiast Media Inc.  Reference is made to that certain Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and between Consumer Source Inc., a Delaware corporation (“Seller”), PRIMEDIA Inc., a Delaware corporation and Source Interlink Companies, Inc., a Delaware corporation (“Source”).  Capitalized terms used herein and not otherwise defined have the respective meanings ascribed to them in the Purchase Agreement.

In consideration of the premises and mutual covenants, agreements, obligations and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                       Equity Commitment.  If (a) the conditions set forth in Section 6.01(a) and 6.01(b) of the Purchase Agreement have been satisfied or waived and the Closing shall not have occurred in accordance with Section 2.01 of the Purchase Agreement, (b) the Financing or Alternative Financing, as the case may be, shall not be capable of consummation in an amount sufficient to close the sale contemplated by the Purchase Agreement and (c) Source would be capable of consummating the Financing or Alternative Financing, as the case may be, if The Yucaipa Companies, LLC and its affiliates (“Yucaipa”) purchased securities from Source, then Source shall sell and Yucaipa shall purchase securities of Source for cash in an amount sufficient for Source to consummate the Financing or Alternative Financing, as the case may be, and close the sale contemplated by the Purchase Agreement, provided that Yucaipa shall not be obligated to purchase securities or be liable for damages, obligations or amounts in connection with or related to this Letter Agreement to any party for more than $100 million in the aggregate.  The Yucaipa Companies, LLC and funds under its control have $100 million in capital available for investment.  The terms of such securities shall be established by a committee of the board of directors of Source consisting solely of independent directors, but shall not have terms that would require a vote of the stockholders of Source under law or the rules of the Nasdaq Stock Market.

2.                                       Termination.  The obligations of Source and Yucaipa under this letter agreement shall immediately terminate on the earlier of (a) the Closing and (b) the termination of the Purchase Agreement in accordance with Section 9.01 of the Purchase Agreement, except if Yucaipa or Source is in material breach of this letter agreement.  Upon and after such termination, the obligations of Source and Yucaipa under this letter agreement shall forthwith become null and void and of no further effect and there shall be no further obligation or liability on the part of any party hereto.

3.                                       Non-Assignment.  The obligations set forth herein shall not be assignable without the prior written consent of (a) Source or Yucaipa, as applicable, and (b) in each case, Parent and Seller, and the granting of such consent in a given instance shall be solely in their sole discretion and, if granted, shall not constitute a waiver of this requirement as to any subsequent assignment.

4.                                       Confidentiality.  Other than as required by applicable law or regulation, each of the parties agree that it will not, nor will it permit its advisors or affiliates to, disclose to any person or entity the contents of this letter agreement, other than to its advisors who are instructed to maintain the confidentiality of this letter in accordance herewith.

5.                                       No Personal Liability.  Notwithstanding anything that may be expressed or implied in this letter agreement, each party hereto, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any officer, agent, employee, director, partner, member, affiliate or assignee of Source or Yucaipa, whether by the enforcement of any assessment or by any legal or equitable proceedings, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by an officer, agent or employee of Source or Yucaipa or any director, officer, employee, partner, member, affiliate or assignee of any of the foregoing, as such for any obligations of Source or Yucaipa under this letter agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of, or by reason of, such obligations or their creation.

6.                                       Express Third Party Beneficiaries.  Seller and Parent shall be third party beneficiaries of this letter agreement and shall be entitled to exercise the rights set forth in Section 1 and enforce the terms of this letter agreement and any waiver, consent or amendment to this letter agreement shall be null and void unless agreed to in writing in advance by Seller, Purchaser and Yucaipa.

7.                                       Notices.  All communications with Purchaser, Parent and Seller shall be governed by Section 10.04 of the Purchase Agreement.

8.                                       Source Forbearance.  Source shall not exercise its rights under Section 9.01 of the Purchase Agreement if either Source or Yucaipa is in material default under this letter agreement.

9.                                       Entire Agreement.  This letter agreement, the Purchase Agreement and the Additional Agreements (together with the Schedules to the Purchase Agreement and the documents referred to therein) contains, and are intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for herein, and supersedes any previous agreements and understandings between the parties with respect to those matters provided however that the terms of the Confidentiality Agreement dated February 22, 2007 (the “Confidentiality Agreement”) shall remain in full force and effect.

10.                                 Governing Law; Jurisdiction.  This letter agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York.  Purchaser and Seller hereby irrevocably submit to the jurisdiction of any New York state court or United States Federal Court sitting in New York City (and any appellate court therefrom) over any action or proceeding arising out of or relating to this letter agreement.  Purchaser and Seller hereby irrevocably waive any objection they may have to venue and the defense of an inconvenient forum to the maintenance of such action or proceeding.

11.                                 Counterparts.  This letter agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and each party thereto may become a party hereto by executing a counterpart hereof.  This letter agreement and any counterpart so executed shall be deemed to be one and the same instrument.

12.                                 No Presumption.  This letter agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting.

13.                                 Specific Performance.  The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this letter agreement and that, in addition to pursuing any other available remedies, Source, Seller and Purchaser, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this letter agreement.

If this letter is agreeable to you, please so indicate by signing in the space indicated below.

Very truly yours,

THE YUCAIPA COMPANIES, LLC

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Its: Vice President

Accepted and agreed as of May 13, 2007.

SOURCE INTERLINK COMPANIES, INC.

By:	/s/ Michael R. Duckworth
	Name:	Michael R. Duckworth
	Its:	Chairman of the Board

CONSUMER SOURCE INC.

By:	/s/ Dean Nelson
	Name:	Dean Nelson
	Title:	Chairman, President and CEO

PRIMEDIA INC.

By:	/s/ Dean Nelson
	Name:	Dean Nelson
	Title:	Chairman, President and CEO